Exhibit 99.1

August 12, 2015

To: Board of Directors

Blue Capital Reinsurance Holdings Ltd.

I hereby tender my resignation as Director and Chief Executive Officer of Blue Capital Reinsurance Holdings Ltd., with immediate effect.

/s/ William Pollett
William Pollett